BOARD OF DIRECTORS OF
                    FIRST CHARTER CORPORATION
                            ________

                           RESOLUTIONS
                            ________

                        February 15, 1995


                1996 EMPLOYEE STOCK PURCHASE PLAN


     FURTHER RESOLVED, that the proper officers of the Corporation be, and they hereby are, authorized and empowered (a) to execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or other applicable form as counsel may advise) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the possible sale from time to time of up to 150,000 shares of Common Stock to its employees pursuant to the exercise of options granted under the Plan, with such terms therein as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and (b) to execute and file all such other instruments and documents, to make all such payments, to do all such other acts and things in connection with said Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable in order to effect such filing and to procure the effectiveness of said Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

     FURTHER RESOLVED, that Lawrence M. Kimbrough and Robert O. Bratton and each of them with full power to act without the other, be, and they hereby are, authorized and empowered to sign the aforesaid Registration Statement and any amendment or amendments (including post-effective amendments) thereto on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following, to wit: the principal executive officer, the principal financial officer, the principal accounting officer, and any other officer of the Corporation, including the Chairman of the Board of Directors and the President of the Corporation;
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                    FIRST CHARTER CORPORATION
                    CERTIFICATE OF SECRETARY

     I, David E. Keul, Assistant Secretary of First Charter Corporation, a corporation organized and existing under the laws of the State of North Carolina (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors held on February 15, 1995, at which meeting a quorum was present and acting throughout, and that all such resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand this 18th day of January, 1996.


                              /S/ DAVID E. KEUL
                              Assistant Secretary

(CORPORATE SEAL)